                                                                     EXHIBIT 4.8

                 ____________________________________________

                               WEEKS CORPORATION

                                      AND

                              CODINA GROUP, INC.

                 ____________________________________________

                    AMENDED AND RESTATED WARRANT AGREEMENT


                       Effective as of February 24, 1998

                 ____________________________________________

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
ARTICLE I           DEFINITIONS..........................................................................    1
                    1.1    Certain Definitions...........................................................    1
                           -------------------

ARTICLE II          ISSUANCE AND EXECUTION OF WARRANT CERTIFICATES.......................................    3
                    Section 2.1     ISSUANCE OF WARRANT CERTIFICATES.....................................    3
                    Section 2.2     FORM OF WARRANT CERTIFICATE..........................................    3
                    Section 2.3     EXECUTION AND DELIVERY OF WARRANT
                                    CERTIFICATES.........................................................    3
                    Section 2.4     TEMPORARY WARRANT CERTIFICATES.......................................    4
                    Section 2.5     PAYMENT OF TAXES.....................................................    4
                    Section 2.6     DEFINITION OF HOLDER.................................................    4

ARTICLE III         WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS.....................................    5
                    Section 3.1     WARRANT PRICE........................................................    5
                    Section 3.2     DURATION OF WARRANTS.................................................    5
                    Section 3.3     EXERCISE OF WARRANTS.................................................    5
                    Section 3.4     RESERVATION OF SHARES................................................    6

ARTICLE IV          OTHER TERMS OF WARRANTS..............................................................    6
                    Section 4.1     ADJUSTMENT OF EXERCISE PRICE AND
                                    NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS...................    6

ARTICLE V           REGISTRATION, EXCHANGE, TRANSFER AND SUBSTITUTION OF WARRANT CERTIFICATES............   10
                    Section 5.1     REGISTRATION, EXCHANGE AND TRANSFER OF
                                    WARRANT CERTIFICATES.................................................   10
                    Section 5.2     MUTILATED, DESTROYED, LOST OR STOLEN
                                    WARRANT CERTIFICATES.................................................   10
                    Section 5.3     PERSONS DEEMED OWNERS................................................   11
                    Section 5.4     CANCELLATION OF WARRANT CERTIFICATES.................................   11

ARTICLE VI          OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES...............   11
                    Section 6.1     NO RIGHTS AS SHAREHOLDER CONFERRED BY
                                    WARRANTS OR WARRANT CERTIFICATES.....................................   11
                    Section 6.2     HOLDER OF WARRANT CERTIFICATE MAY
                                    ENFORCE RIGHTS.......................................................   11

ARTICLE VII         CONCERNING THE COMPANY AS WARRANT AGENT..............................................   12

                    Section 7.1     WARRANT AGENT...........................................................12
                    Section 7.2     DOCUMENTS...............................................................12

ARTICLE VIII        MISCELLANEOUS...........................................................................12
                    Section 8.1     CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND
                                    CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS.....................12
                    Section 8.2     RIGHTS AND DUTIES OF SUCCESSOR
                                    CORPORATION.............................................................12
                    Section 8.3     AMENDMENT...............................................................12
                    Section 8.4     NOTICES TO WARRANTHOLDERS...............................................13
                    Section 8.5     ADDRESSES...............................................................13
                    Section 8.6     GOVERNING LAW...........................................................13
                    Section 8.7     DELIVERY OF PROSPECTUS..................................................13
                    Section 8.8     OBTAINING OF GOVERNMENTAL APPROVALS.....................................13
                    Section 8.9     PERSONS HAVING RIGHTS UNDER WARRANT
                                    AGREEMENT...............................................................14
                    Section 8.10    HEADINGS................................................................14
                    Section 8.11    COUNTERPARTS............................................................14
                    Section 8.12    INSPECTION OF AGREEMENT.................................................14
                    Section 8.13    TRANSFERS IN COMPLIANCE WITH
                                    APPLICABLE LAW..........................................................14

Testimonium
Signatures
Exhibit A - Form of Warrant Certificate

                     AMENDED AND RESTATED WARRANT AGREEMENT
                     --------------------------------------


     THIS AMENDED AND RESTATED WARRANT AGREEMENT, effective as of February 24, 1998 (the "Agreement"), between Weeks Corporation, a Georgia corporation (the
           ---------
"Company"), and Armando Codina, an individual resident of the State of Florida
--------
("Codina Group").
  ------------

     WHEREAS, the Company and Codina entered into that certain Warrant Agreement dated as of February 4, 1998 (the "Prior Agreement"), pursuant to which the
                                   ---------------
Company issued and sold to the Codina warrant certificates (such warrant certificates and other warrant certificates issued pursuant to the Prior Agreement collectively referred to herein as the "Warrant Certificates" and
                                                  --------------------
individually as a "Warrant Certificate") evidencing 70,000 warrants
                   -------------------
(collectively, the "Warrants" or, individually, a "Warrant") representing the
                    --------                       -------
right to purchase an aggregate of 70,000 shares of the Company's Common Stock;

     WHEREAS, the Company is the warrant agent in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates; and

     WHEREAS, the Prior Agreement set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions upon which they may be issued, exchanged, exercised and replaced, and the Company and Codina desire to amend and restate the Prior Agreement in its entirety pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1  Certain Definitions.  For the purposes of this Agreement, the
          -------------------
following terms have the meanings set forth below:

          "Affiliate" has the same meaning as in Rule 12b-2 promulgated under
           ---------
the Exchange Act.

          "Agreement" is defined in the Recitals.
           ---------

          "Business Day" means any day which is neither a Saturday or Sunday nor
           ------------
a legal holiday on which banks are authorized or required to be closed in Atlanta, Georgia.

          "Codina Group" is defined in the Recitals.
           ------------

          "Common Stock" means shares now or hereafter authorized of any class
           ------------
of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of the Company's 8.00% Series A Cumulative Redeemable Preferred Stock and any other class or series of preferred stock issued by the Company) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 100,000,000 shares of the Company's common stock, par value $.01 per share.

          "Company" is defined in the Recitals.
           -------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exercise Price" means $32.75 per share of Common Stock issuable upon
           --------------
exercise of the Warrants, as adjusted from time to time in accordance with this Agreement.

          "Expiration Date" is defined in Section 3.2.
           ---------------

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holder" is defined in Section 2.6.
           ------

          "Market Price" is defined in Section 4.1(e).
           ------------

          "NYSE" is defined in Section 4.1(e).
           ----

          "Person" means any natural person, corporation, partnership, limited
           ------
liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "State" means any State of the United States or the District of
           -----
Columbia.

          "Transfer Agent" is defined in Section 3.4.
           --------------

          "Valuation Date" is defined in Section 4.1(h).
           --------------

          "Warrant" or "Warrants" is defined in the Recitals.
           -------      --------

          "Warrant Certificate" or "Warrant Certificates" is defined in the
           -------------------      --------------------
Recitals.

          "Warrant Register" is defined in Section 5.1.
           ----------------

                                   ARTICLE II

                             ISSUANCE AND EXECUTION
                            OF WARRANT CERTIFICATES

      Section II.1 ISSUANCE OF WARRANT CERTIFICATES. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one (1) share of Common Stock.

      Section II.2 FORM OF WARRANT CERTIFICATE. The Warrant Certificates (including the Form(s) of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall
                                                         ---------
be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, with the execution thereof by such officers conclusively evidencing such determination.

      Section II.3 EXECUTION AND DELIVERY OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by its Chairman and Chief Executive Officer, its President or its Chief Financial Officer, under its corporate seal reproduced thereon attested to by its Treasurer or Secretary. The signature of any of these officers on the Warrant Certificates may be manual or facsimile.

      Warrant Certificates evidencing the right to purchase a number of shares of Common Stock having an aggregate par value not exceeding $700.00 (except as provided in Sections 2.4, 3.3(b), 5.1 and 5.2) may be executed and delivered by
            ---------------------------------
the Company upon the execution of this Warrant Agreement or from time to time thereafter. Subsequent to such original issuance of the Warrant Certificates, the Company shall execute and deliver a Warrant Certificate only if the Warrant Certificate is issued in exchange or in substitution for one or more previously executed and delivered Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Each Warrant Certificate shall be dated the date of its execution by the Company.

     No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been duly executed by the Company. Such signature by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so executed has been duly issued hereunder.

      Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Warrant Certificates.

      Section II.4 TEMPORARY WARRANT CERTIFICATES. Pending the preparation of definitive Warrant Certificates, the Company may execute and deliver temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, with the execution thereof by such officers conclusively evidencing such determination.

      If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Company, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

      Section II.5 PAYMENT OF TAXES. The Company will pay all stamp taxes and other duties, if any, arising out of or related to the execution and delivery of this Agreement or the original issuance of the Warrant Certificates, under the laws of the United States of America or any State or political subdivision thereof.

      Section II.6   DEFINITION OF HOLDER.  The term "Holder" as used herein
                                                      ------
shall mean the Person in whose name at the time of determination such Warrant Certificate shall be registered upon the Warrant Register to be maintained by the Company for that purpose pursuant to Section 5.1.
                                         -----------


                                  ARTICLE III

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

      Section III.1  WARRANT PRICE.  During the period set forth in Section 3.2,
                                                                    -----------
each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company one share of Common Stock, subject to adjustment as provided in Article IV, at the Exercise Price.

      Section III.2 DURATION OF WARRANTS. Any Warrant evidenced by a Warrant Certificate may be exercised by the Holder thereof at any time and from time to time during the period beginning on August 24, 1999, and at or before 5:00 p.m. (Atlanta time) on February 24, 2008 (the "Expiration Date"), only upon the terms
                                          ---------------
and subject to the conditions set forth herein and in the applicable Warrant Certificate. Each Warrant not exercised at or before 5:00 p.m. (Atlanta time) on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

      Section III.3   EXERCISE OF WARRANTS.  (a)  During the period specified in
Section 3.2, any whole number of Warrants may be exercised by surrendering the
-----------
Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check or by wire transfer in immediately available funds, of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Company shall be deemed to be the date on which such Warrant is exercised.

      (b) As soon as practicable after the exercise of any Warrants, the Company shall issue to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, a certificate or certificates representing the number of shares of Common Stock to which such Holder is entitled in such name or names as may be directed by such Holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

      (c) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Common Stock. In the event that any such transfer is involved, the Company shall not be required to issue or deliver any shares of Common Stock until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

      Section III.4 RESERVATION OF SHARES. For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Warrants, the Company will, at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Common Stock upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The transfer agent for shares of Common Stock of the Company (the "Transfer Agent") and every subsequent transfer agent
                           --------------
for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 8.4. Before taking any action which would cause an
            ------------
adjustment pursuant to Section 4.1 to the maximum number of shares of Common
                       -----------
Stock deliverable upon the exercise of all outstanding Warrants pursuant to
Section 3.3, the Company shall cause to be authorized additional shares of
-----------
Common Stock such that the sum of such maximum number of shares of Common Stock deliverable upon exercise of all outstanding Warrants and the number of shares of Common Stock outstanding as of such date does not exceed the number of shares of Common Stock authorized pursuant to the Company's Restated Articles of Incorporation, as amended.

     The Company covenants that all shares of Common Stock issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.


                                   ARTICLE IV

                            OTHER TERMS OF WARRANTS

      Section IV.1 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Exercise Price, the number of shares of Common Stock purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 4.1.
                                            -----------

     (a) If the Company shall (i) pay a dividend in or make a distribution of shares of its capital stock, whether shares of Common Stock or shares of its capital stock of any other class, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event, retroactive to immediately after the record date, if any, for such event.

     (b) If the Company shall issue rights, options or warrants to all Holders of its outstanding Common Stock, without any charge to such Holders, entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the Market Price per share of Common Stock (as defined in paragraph (e) below) at the record date mentioned below, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (i) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (ii) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactive to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     (c) If the Company shall distribute to all Holders of its shares of Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions payable out of capital surplus and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be (i) the then current Market Price per share of Common Stock (as defined in paragraph (e) below) on the date of such distribution, and of which the denominator shall be
(ii) the then current Market Price per share of Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants or convertible or exchangeable securities applicable to one (1) share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

     (d) In the event of any capital reorganization or any reclassification of the Common Stock (except as provided in paragraphs (a) through (c) above), any Holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Common Stock to which he or she would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he or she would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his or her Warrants had been exercised immediately prior thereto.

     (e) For the purpose of any computation under paragraphs (b) and (c) of this
Section 4.1, the current or closing Market Price per share of Common Stock at
-----------
any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days before the date of such computation. The closing price for each day shall be the last sale price for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or if the Common
                                                         ----
Stock is not listed on the NYSE, then on the principal United States national securities exchange on which the Common Stock is listed or quoted. If the Common Stock is not listed or quoted on any United States national securities exchange, then the current or closing market price per share of Common Stock shall be determined by the Board of Directors of the Company in good faith.

     (f) Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon the exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

     (g) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (d) of this Section 4.1, to adjust the number of
                                      -----------
Warrants in substitution for an adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares of Common Stock as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the Holders of Warrants, in the same manner as provided in the first paragraph of Section 8.4, of its election to
                                             -----------
adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (g) the Company shall, as promptly as practicable, cause to be distributed to Holders of record of Warrants on such record date Warrant Certificates evidencing, subject to paragraph (h), the additional Warrants to which such Holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such Holders of record in substitution and replacement for the Warrant Certificates held by such Holders prior to the date of adjustment, and upon surrender thereof, new Warrant Certificates evidencing all the Warrants to be executed, issued and registered in the manner specified in Section 5.1 (and which may bear, at the option of the
                           -----------
Company, the adjusted Exercise Price) and shall be registered in the names of the Holders of record of Warrant Certificates on the record date specified in the notice.

     (h) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to Holders of Warrant Certificates pursuant to paragraph (g) or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered Holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant on the trading day immediately prior to the date on which such fractional Warrant could have been otherwise issuable (the "Valuation Date"). For purposes of this paragraph (h),
                         --------------
the current market value of a Warrant shall be the aggregate closing Market Price on the Valuation Date (determined as set forth in paragraph (e)) of all shares of Common Stock issuable upon exercise of one Warrant plus the fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of any other assets or securities purchasable upon exercise of one Warrant less the Exercise Price of one Warrant.

     (i) Notwithstanding any adjustment pursuant to Section 4.1 in the number of
                                                    -----------
shares of Common Stock purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered Holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this paragraph
(i), the current market value of one (1) share of Common Stock shall be the closing Market Price (determined as set forth in paragraph (e)) of one (1) share of Common Stock for the trading day immediately prior to the date of such exercise.

                                   ARTICLE V

                     REGISTRATION, EXCHANGE, TRANSFER AND
                     SUBSTITUTION OF WARRANT CERTIFICATES

      Section V.1 REGISTRATION, EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Company shall keep, at its principal executive offices, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrants (the "Warrant
                                                                 -------
Register").
--------

     Upon surrender at the principal executive offices of the Company of Warrant Certificates properly endorsed or accompanied by appropriate instruments of transfer and accompanied by written instructions for transfer or exchange, all in form satisfactory to the Company, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided, however, that Warrant Certificates issued in exchange for or upon
--------  -------
transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Company shall execute and deliver to the Person or Persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Company shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of

Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer.

     Section V.2   MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES.
If any mutilated Warrant Certificate is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by it to save the Company and any agent thereof harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section 5.2, the Company may require the payment of a sum sufficient
           -----------
to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Every new Warrant Certificate issued pursuant to this Section 5.2 in lieu of any destroyed, lost
                                    -----------
or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section
                                                                         -------
5.2 are exclusive and shall preclude (to the extent lawful) all other rights and
---
remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

     Section V.3 PERSONS DEEMED OWNERS. Prior to due presentment of a Warrant Certificate for registration of transfer, the Company and all other Persons may treat the Holder as the owner thereof for any purpose and as the Person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

     Section V.4 CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered to the Company for exchange, transfer or exercise of the Warrants evidenced thereby shall be promptly canceled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Company shall promptly cancel any Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever.

                                  ARTICLE VI

                      OTHER PROVISIONS RELATING TO RIGHTS
                      OF HOLDERS OF WARRANT CERTIFICATES

      Section VI.1 NO RIGHTS AS SHAREHOLDER CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a shareholder, including, without limitation, the right to receive dividends.

      Section VI.2 HOLDER OF WARRANT CERTIFICATE MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of any shareholder or the Holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of its right to exercise the Warrant or Warrants evidenced by his or her Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.


                                  ARTICLE VII

                    CONCERNING THE COMPANY AS WARRANT AGENT

      Section VII.1 WARRANT AGENT. The Company shall serve as warrant agent in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth. The Company shall have the power and authority granted to and conferred upon it in the Warrant Certificates. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

      Section VII.2 DOCUMENTS. The Company shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section VII.1 CONSOLIDATIONS AND MERGERS OF THE COMPANY AND SALES, LEASES AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS. The Company may consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, either the Company shall be the continuing corporation, or the corporation (if other than the Company) formed by such consolidation or into which the Company is merged or the corporation which acquired by purchase or conveyance all or substantially all of the assets of the Company shall expressly assume the obligations of the Company hereunder.

     Section VII.2 RIGHTS AND DUTIES OF SUCCESSOR CORPORATION. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the shares of Common Stock issuable pursuant to the terms hereof.

     Section VII.3 AMENDMENT. This Agreement may be amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making such provisions in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided, however, that such action shall not adversely
                        --------  -------
affect the interests of the Holders of the Warrant Certificates in any material respect. Any amendment or supplement to this Agreement or the Warrants that has a material adverse effect on the interests of Holders of any series of Warrants shall require the written consent of the Holders of a majority of the then outstanding Warrants of such series. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased.

     Section VII.4  NOTICES TO WARRANTHOLDERS. Upon any adjustment of the number of shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 4.1, the Company
                                                  -----------
within ten (10) Business Days thereafter shall cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price and either the number of shares of Common Stock and other securities or assets purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustments are made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, at such Holder's address appearing on the Warrant Register written notice of such adjustments by first-class mail, postage prepaid.

     Section VII.5 ADDRESSES. Any communications to the Company with respect to this Agreement shall be addressed to Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093, Attention: Chief Financial Officer. Any communications to any Holder shall be addressed to such Holder at its address appearing on the Warrant Register.

     Section VII.6 GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

     Section VII.7 DELIVERY OF PROSPECTUS. Upon the exercise of any Warrant Certificate, the Company will deliver to the person designated to receive a certificate representing shares of Common Stock, prior to or concurrently with the delivery of such securities, a Prospectus.

     Section VII.8 OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of Governmental Authorities and securities acts filings under United States Federal and state laws (including, without limitation, to the extent required, the maintenance of the effectiveness of a registration statement in respect of the Common Stock under the Securities Act), which may be or become required in connection with exercise of the Warrant Certificates.

     Section VII.9 PERSONS HAVING RIGHTS UNDER WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions herein is intended, or shall be construed, to confer upon, or give to, any Person other than the Company and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors and of the Holders of the Warrant Certificates.

     Section VIII.10 HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

     Section VIII.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

     Section VIII.12 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal executive offices of the Company for inspection by the Holder of any Warrant Certificate. The Company may require such Holder to submit its Warrant Certificate for inspection by it.

     Section 8.13 TRANSFERS IN COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything in this Agreement to the contrary, no Warrant evidenced by a Warrant Certificate may be sold, assigned, pledged or otherwise transferred by the Holder thereof if such sale, assignment, pledge or other transfer is in violation of applicable law, including, without limitation, any federal or state securities laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

                                        WEEKS CORPORATION



                                        By:_____________________________
                                           Name:
                                           Title:


                                        CODINA GROUP, INC.



                                        By:_____________________________
                                           Name:
                                           Title:

                                   EXHIBIT A

                         [FORM OF WARRANT CERTIFICATE]
                                    [Face]


                  EXERCISABLE ONLY IF EXECUTED AND DELIVERED
                       BY THE COMPANY AS PROVIDED HEREIN

           VOID AFTER 5:00 P.M. (ATLANTA TIME) ON FEBRUARY 24, 2008
                               WEEKS CORPORATION
                       Warrant Certificate representing
                             Warrants to purchase
                                 Common Stock
                             as described herein.

                         ____________________________

No. __________________                            _________ Warrants

     This certifies that ____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such registered owner to purchase one (1) share of common stock, par value $.01 per share ("Common Stock") of Weeks Corporation (the "Company"), subject to adjustment as provided in Article IV of the Warrant Agreement referred to herein, during the period set forth herein on the following basis. The Warrants shall remain exercisable at any time and from time to time during the period beginning on August 24, 1999, and at or before 5:00 p.m. (Atlanta time) February 24, 2008. During such period, each Warrant shall entitle the Holder thereof, subject to the provisions of the Warrant Agreement (as defined below), to purchase from the Company one share of Common Stock at the exercise price of $32.75, subject to adjustment as provided in Article IV of the Warrant Agreement referred to herein (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, in cash or by certified check or official bank check or by bank wire transfer in immediately available funds, the Exercise Price for each Warrant exercised, to the Company, at the principal executive offices of the Company, or its successor, as warrant agent (the "Warrant Agent"), the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

     The term "Holder" as used herein shall mean the person in whose name at the time of determination such Warrant Certificate shall be registered upon the books to be maintained by the Company for that purpose pursuant to Section 5.1 of the Warrant Agreement.

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the registered owner hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Amended and Restated Warrant Agreement dated effective as of February 24, 1998 (the "Warrant Agreement"), between the Company and Codina Group, Inc. and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned offices of the Company.

     This Warrant Certificate and all rights hereunder, may be transferred when surrendered at the principal executive offices of the Company by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

     After execution and delivery by the Company and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the principal executive offices of the Company for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the registered owner hereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid obligatory for any purpose until executed and delivered by the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.


Dated: ________________, 1998             WEEKS CORPORATION

Attest:

                                          By:_______________________________

                                             Name:
                                             Title:


____________________________
Secretary

                         [FORM OF WARRANT CERTIFICATE]
                                   [REVERSE]
                    (Instructions for Exercise of Warrants)


     To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay in cash or by certified check or official bank check or by wire transfer in immediately available funds, the Exercise Price in full for each of the Warrants exercised, to Weeks Corporation, 4497 Park Drive, Norcross, Georgia 30093; Attn: Chief Financial Officer, which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Company at the address set forth below.

                              [FORM OF EXERCISE]

                  (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase _________ shares of Common Stock, par value $.01 per share ("Common Stock"), of Weeks Corporation and represents that he or she has tendered payment for such shares of Common Stock in cash or by certified check or official bank check or by bank wire transfer in immediately available funds to the order of Weeks Corporation, c/o Chief Financial Officer, in the amount of $________ in accordance with the terms hereof. The undersigned requests that said shares of Common Stock be registered in such names and delivered, all as specified in accordance with the instructions set forth below.

     If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:______________________             Name:_________________________
                                              (Please Print)

____________________________             Address:
Insert Social Security or Other          _______________________________
Identifying Number of Holder)            _______________________________
                                         _______________________________

___________________________
Signature
(Signature must conform in all
respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Chicago or Pacific Stock Exchange.)

This Warrant may be exercised by hand or by mail at the following address:

Weeks Corporation
4497 Park Drive
Norcross, Georgia 30093
Attention: Chief Financial Officer

                   (Instructions as to form and delivery of
               certificates representing shares of Common Stock
                         and/or Warrant Certificates):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
_________________________________________________________________.

                             [FORM OF ASSIGNMENT]

                          (TO BE EXECUTED TO TRANSFER
                           THE WARRANT CERTIFICATE)

     FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers unto

                          ___________________________
                          ___________________________
                          ___________________________
                         Please print name and address
                             (including zip code)

Please insert social security or
other identifying number

___________________________



the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ________________, Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.


Dated:_____________________              _____________________________
                                         Signature

                                         (Signature must conform in all respects
                                         to name of Holder as specified on the
                                         face of this Warrant Certificate and
                                         must bear a signature guarantee by a
                                         bank, trust company or member broker of
                                         the New York, Chicago or Pacific Stock
                                         Exchange.)

Signature Guaranteed:


__________________________

Agreement dated December 31, 1996 by and among the Company and Harold S. Lichtin, Noel A. Lichtin, Marie A. Robertson, Amy R. Ehrman, Roland G. Robertson and Perimeter Park West Associates Limited Partnership, (b) securities covered by piggyback registration requests pursuant to the Registration Rights and Lock-Up Agreement for Post-June 30, 1998 Units dated as of the date hereof by and among the Company and Harold S. Lichtin, Noel A. Lichtin, Marie A. Robertson, Amy R. Ehrman, Roland G. Robertson and Perimeter Park West Associates Limited Partnership, (c) securities covered by piggyback registration requests pursuant to the Registration Rights and Lock-Up Agreement dated as of November 1, 1996, by and among the Company, NWI Warehouse Group, L.P., Buckley & Company Real Estate, Inc., John W. Nelley, Jr. and Albert W. Buckley, Jr., and (d) securities covered by piggyback registration requests pursuant to the Registration Rights and Lock-Up Agreement for Post-March 31, 1998 Shares and Units dated as of November 1, 1996, by and among the Company, NWI Warehouse Group, L.P. and Buckley & Company Real Estate, Inc., pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration,
(iv) fourth, (a) securities covered by piggyback registration requests pursuant to the Registration Rights Agreement dated as of November 6, 1998, by and between the Company and AEW Targeted Securities Fund, L.P., (b) Shelf Registrable Securities covered by Piggyback Registration requests, and (c) all other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration.

     (c)  Priority on Secondary Registrations. If a Piggyback Registration is an
          -----------------------------------
underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the Maximum Number, the Company will include in such registration the shares requested to be included therein by the holders requesting such registration and the Shelf Registrable Securities covered by Piggyback Registration Requests and any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of shares requested to be included in such registration; provided,
                                                                       --------
however, that if the holders requesting registration are doing so pursuant to
-------
demand registration rights of such holders, such holders' shares shall take priority over any Shelf Registrable Securities and any other securities requested to be included, which shall be included on a pro rata basis.

     5.   Holdback Agreements. Each Holder agrees not to effect any public sale
          -------------------
or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to (provided that such Holder receives a notice from the Company of the commencement of such 7-day period) and the 90-day period beginning on the effective date of any underwritten offering of securities by the Company (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

     6.   Indemnification; Contribution.
          -----------------------------

     (a)  Indemnification by the Company.  The Company agrees to indemnify and
          ------------------------------
hold harmless each Holder and the beneficial owners, officers and directors and each Person, if any, who controls each Holder within the meaning of Section 15 of the Securities Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which each Holder, or any beneficial owner, officer, director or controlling Person may become subject under the Securities Act or otherwise (A) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or alleged untrue statement or any omission or alleged omission, if such settlement is effected with the written consent of the Company; and

          (iii) subject to the limitations set forth in Section 6(c), against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or alleged untrue statement or omission or alleged omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 6(a)
--------  -------
shall not apply with respect to any loss, liability, claim, damage or expense that arises out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Holder (i) expressly for use in the Shelf Registration Statement or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto or (ii) pursuant to any representation, warranty or other statement contained in the Contribution Agreement or any admission amendment to the Partnership Agreement.

     (b)  Indemnification by the Holders.   Each Holder severally agrees to
          ------------------------------
indemnify and hold harmless the Company, and each of its respective directors and officers (including each director and officer of the Company who signed the Shelf Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 6(a) hereof, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or any amendment thereto, or the Shelf Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event, however, shall the liability of a Holder exceed the cumulative net proceeds received by such Holder from any offering made in connection with a Shelf Registration Statement.

     (c)  Conduct of Indemnification Proceedings. Each indemnified party shall
          --------------------------------------
give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 6(a) or (b) above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 6(a) or
(b) above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any
                              --------  -------
such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel (which shall be limited to a single law firm), the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, except as set forth in the proviso in the second sentence of this Section 6(c).

     (d)  Contribution. In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in this Section 6 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and the selling Holders on the other (in such proportion that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), a Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Shelf Registrable Securities of such Holder were offered to the public exceeds the amount of any damages which such Holder would otherwise have been required to pay by reason of such untrue statement or omission.

     Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act and beneficial owners, directors and officers of any Holder shall have the same rights to contribution as any member of the Holders, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     (e) In the event any sale pursuant to a Shelf Registration is an underwritten offering, then the Company agrees to indemnify and hold harmless each underwriter of Shelf Registrable Securities to the same extent and on substantially similar terms as the Company's indemnification of the members of the Holders as set forth in Section 6(a) above.

      7.  Rule 144 Sales.
          --------------

     (a)  Compliance. The Company covenants that, so long as it is subject to
          ----------
the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the

Exchange Act so as to enable the Holders to sell Shelf Registrable Securities pursuant to Rule 144 under the Securities Act.

     (b)  Cooperation with the Holders. In connection with any sale, transfer or
          ----------------------------
other disposition by a Holder of any Shelf Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Shelf Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Shelf Registrable Securities to be for such number of shares as such Holder may reasonably request at least two business days prior to any sale of Shelf Registrable Securities.

     8.   Miscellaneous.
          -------------

     (a)  Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Company and the Holders.

     (b)  Notices.  All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery,
(i) if to the Holder, at the address set forth in the Contribution Agreement, or
(ii) if to the Company, at 4497 Park Drive, Norcross, Georgia  30093, Attention:
A. R. Weeks, Jr.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

     (c)  No Assignment.  This Agreement shall inure to the benefit of and be
          -------------
binding upon the parties hereto and, where applicable, their successors and permitted assigns. No party to this Agreement may assign or delegate all or any portion of its rights, obligations, or liabilities under this Agreement without the prior written consent of each other party to this Agreement; provided,
                                                                 --------
however, that the registration rights of any Holder under this Agreement may be
-------
transferred to (a) any transferee of such Shelf Registrable Securities who acquires at least 25% of the total number of Shelf Registrable Securities (adjusted for stock splits and consolidations after the date hereof) or (b) an affiliate of such Holder; provided further that the transferring Holder shall
                          -------- -------
give the Company written notice prior to the time of such transfer stating the name and address of the transferee and identifying the number of Shelf
Registrable Securities so transferred.   Nothing expressed or implied herein is
intended or shall be construed to confer upon or give to any third party any rights or remedies by virtue hereof.

     (d)  Third Party Beneficiaries. There shall be no third party beneficiaries
          -------------------------
or intended beneficiaries of this Agreement

     (e)  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f)  Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (g)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia without giving effect to the conflicts of law provisions thereof.

     (h)  Specific Performance. The parties hereto acknowledge that there would
          --------------------
be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (i)  Entire Agreement. This Agreement is intended by the parties as a final
          ----------------
expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above

                                               WEEKS CORPORATION


                                               By:____________________________
                                                  Name:
                                                  Title:



                                               GREENE STREET 1998 EXCHANGE
                                               FUND, L.P.
By: Goldman Sachs Management Partners, L.P.,      its General Partner

                                               By: Goldman Sachs Management,
                                                     Inc., its
                                                   General Partner


                                               By:______________________________
                                                  Name:
                                                  Title: